EXHIBIT 10.6

FOURTH AMENDMENT TO LOAN AGREEMENT

This Fourth Amendment to Loan Agreement (this "Fourth Amendment") is entered into as of the 22nd day of October, 2010, by and among MEXCO ENERGY CORPORATION, a Colorado corporation, and FORMAN ENERGY CORPORATION, a New York corporation (collectively, "Borrowers") and BANK OF AMERICA, N.A., a national banking association ("Bank").

Recitals:

A.     Borrowers and Bank entered into that certain Loan Agreement dated December 31, 2008, as amended by First Amendment to Loan Agreement dated December 28, 2009, by Second Amendment to Loan Agreement dated March 1, 2010, and by Third Amendment to Loan Agreement dated September 30, 2010 (the "Loan Agreement").

B.     Pursuant to the terms of the Loan Agreement, Bank provided Borrowers a revolving line of credit loan with a Facility No. I Commitment (as defined in the Loan Agreement) in the amount of $4,900,000.00 (the "Facility No. 1 Loan").

C.     Borrowers and Bank desire to amend the Loan Agreement to, among other matters, reflect the extension of the maturity date of the Facility No. 1 Loan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, it is hereby agreed among Bank and Borrowers as follows:

Agreement

1.      Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.      Section 1.2 of the Loan Agreement (Availability Period) is hereby amended in its entirety to read as follows:

1.2     Availability Period.

The line of credit is available between the date of this Agreement and November 30, 20 12, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No. 1 Expiration Date").

3.      Section 7.3 of the Loan Agreement (Tangible Net Worth) is hereby amended in its entirety to read as follows:

7.3     Tangible Net Worth.

To maintain on a consolidated basis, Tangible Net Worth equal to at least the sum of the following:

(a)     Ten Million Dollars ($10,000,000); plus

(b)	The sum of 50% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing after June 30, 2010; plus

(c)     The net proceeds for from any equity securities issues after the date of this Agreement.

As used herein, "Tangible Net Worth" means the value of total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities. "Subordinated Liabilities" means liabilities subordinated to the Borrowers' obligations to the Bank in a manner acceptable to the Bank in its sole discretion.

4.      The amount of the Borrowing Base and the Facility No. 1 Commitment under the Loan Agreement shall remain at $4,900,000 until redetermined by Bank in accordance with Section 1.3 of the Loan Agreement.

5.      By their execution hereof, Borrowers hereby affirm and ratify the Loan Agreement as amended hereby, and all of the other loan documents executed in connection with the Loan Agreement.

6.      Neither the execution by Bank of this Fourth Amendment nor anything contained herein shall in any way be construed or operate as a waiver by Bank of any event of default under the Loan Agreement or the other loan documents executed in connection therewith (whether now existing or that may occur hereafter) or any of Bank's rights under the Loan Agreement or any of such other loan documents.

7.      Except as provided herein, all terms and provisions of the Loan Agreement shall remain  unchanged .

8.      As an inducement to Bank to enter into this Fourth Amendment, Borrowers represent and warrant to Bank that (i) the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, (ii) Borrowers have not breached any of the covenants contained in the Loan Agreement or the other loan documents executed in connection therewith (except as may have been waived in writing by Bank), and (iii) no event of default now exists under the Loan Agreement, nor does there exist any condition or event which, with notice and/or lapse of time, would constitute such an event of default.

9.      THIS FOURTH AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT   ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES .

EXECUTED effective as of the date first above written.

BORROWERS:		BANK:

MEXCO ENERGY CORPORATION		BANK OF AMERICA, N.A.

By:	/s/ Nicholas C. Taylor	By:	/s/ Rose M. Storey
	Nicholas C. Taylor		Rose M. Storey
	President		Assistant Vice President

FORMAN ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
President